UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         January 15, 2024

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373		27-0099920
(Commission File Number)		(IRS Employer Identification No.)

5420 S. Durango Dr.
Las Vegas,	Nevada	89113
(Address of principal executive offices)		(Zip Code)
(702) 923-9000
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2024, Nora Jordan notified Las Vegas Sands Corp. (the “Company”) that, effective January 22, 2024, she is resigning from the Company’s Board of Directors (the “Board”). Ms. Jordan’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 13, 2024, David Levi notified the Company that, effective January 22, 2024, he is resigning from the Company’s Board. Mr. Levi’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Additionally, on January 18, 2024, the Company’s Board elected Alain Li as a new member of the Board, effective January 22, 2024.

There are no arrangements between Mr. Li and any other person pursuant to which Mr. Li was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Li has a material interest subject to disclosure under Item 404(a) of Regulation S-K. As a non-employee director, Mr. Li will be compensated for his services as described in the Company’s proxy statement for its 2023 annual meeting of stockholders filed with the Securities and Exchange Commission on March 31, 2023, under the heading “Director Compensation,” except that the annual restricted stock or restricted stock unit grant has been increased to $200,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 18, 2024

LAS VEGAS SANDS CORP.
By:	/S/ D. ZACHARY HUDSON
Name: D. Zachary Hudson Title: Executive Vice President, Global General Counsel and Secretary